As filed with the Securities and Exchange Commission on December 30, 2020
Registration Nos. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MercadoLibre, Inc.
(See table of additional registrants further below)
(Exact name of Registrant as specified in its charter)
Delaware	98-0212790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Pasaje Posta 4789, 6th floor
Buenos Aires, Argentina, C1430EKG
(+5411) 4640-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Jacobo Cohen Imach
General Counsel
Pasaje Posta 4789, 6th floor
Buenos Aires, Argentina, C1430EKG
(+5411) 4640-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Nicolas Grabar
Francesca L. Odell
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration
Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Guaranteed debt securities(1)	(2)	(2)	(3)
(1)
Guarantees to be issued by the Additional Registrants. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is being paid for the guarantees. No separate consideration will be received for the guarantees.

(2)	An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at prices to be determined.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the entire registration fee.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS
Exact name of Additional Registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address and telephone number of principal executive offices
MercadoLibre S.R.L.	Argentina	98-1045729	Av. Caseros 3039, 2nd. floor, Buenos Aires City, Argentina. C1264AAK. (+54) 11 5 168 3000
Ibazar.com Atividades de Internet Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903. (+55) (11) 2543-4177
EBazar.com.br Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903. (+55) (11) 2543-4177
Mercado Envios Serviços de Logistica Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903. (+55) (11) 2543-4177
MercadoPago.com Representações Ltda.	Brazil	N/A	Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo. 06233-903. (+55) (11) 2543-4177
MercadoLibre Chile Ltda.	Chile	N/A	Av. Apoquindo N° 4800, Tower 2, Floor 21, Las Condes, Santiago, Chile. 7560969. (+56) 224112701
MercadoLibre, S. de R.L. de C.V.	Mexico	98-1244779	Av. Insurgentes Sur 1602, Floor 9 Col. Crédito Constructor, Ciudad de México. 03940. (+52) 55 49737300
DeRemate.com de México, S. de R.L. de C.V.	Mexico	98-1246148	Av. Insurgentes Sur 1602, Floor 9 Col. Crédito Constructor, Ciudad de México. 03940. (+52) 55 49737300
MercadoLibre Colombia Ltda.	Colombia	N/A	Carrera 17, Number 93 - 09 Floor 3. Bogotá D.C., Colombia. 110221. (+57) (1) 7053050
*	Each Additional Registrant has the same agent for service as MercadoLibre, Inc.

PROSPECTUS

MercadoLibre, Inc.

Guaranteed Debt Securities

Debt Securities Guaranteed by

MercadoLibre S.R.L.
Ibazar.com Atividades de Internet Ltda.
EBazar.com.br Ltda.
Mercado Envios Serviços de Logistica Ltda.
MercadoPago.com Representações Ltda.
MercadoLibre Chile Ltda.
MercadoLibre, S. de R.L. de C.V.
DeRemate.com de México, S. de R.L. de C.V.
MercadoLibre Colombia Ltda.
By this prospectus, MercadoLibre, Inc. (“MercadoLibre”) may offer and sell from time to time, these debt securities, and the additional registrants listed above, which are subsidiaries of MercadoLibre, may offer guarantees of debt securities issued by MercadoLibre (the “guarantees”), in each case in amounts, at prices and on other terms to be determined at the time of the offering and to be described in an accompanying prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which these securities may be offered and sold. The specific manner in which the debt securities may be offered and sold will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the related prospectus supplement, together with the documents we incorporate by reference, before you invest. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.
We may offer and sell debt securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.
Investing in our debt securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 8 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 30, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, using an automatic shelf registration process. Because we used a shelf registration statement, we may, from time to time, in any combination, sell debt securities in one or more offerings. Each time that we sell debt securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and any free writing prospectus related to the debt securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should only assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
References in this prospectus to “we,” “us,” “our,” or “the Company” are to MercadoLibre, Inc. and its consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified. References to “Additional Registrants,” “Subsidiary Guarantors” or “Guarantors” are to MercadoLibre S.R.L., Ibazar.com Atividades de Internet Ltda., eBazar.com.br Ltda., Mercado Envios Serviços de Logistica Ltda., MercadoPago.com Representações Ltda., MercadoLibre Chile Ltda., MercadoLibre, S. de R.L. de C.V., DeRemate.com de México, S. de R.L. de C.V. and MercadoLibre Colombia Ltda.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which are available to the public at the SEC’s website at http://www.sec.gov and at our investor relations website, investor.mercadolibre.com. Information on, or accessible through, our website that is not otherwise a part of this prospectus or any prospectus supplement.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed subsequently with the SEC will automatically update and supersede the information incorporated by reference in this prospectus as well as the information contained in this prospectus. Therefore, before you decide to invest in a particular offering under this shelf registration, you should check for reports we may have filed with the SEC after the date of this prospectus. Information that is furnished, rather than filed, on our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. We incorporate by reference in this prospectus the following information:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 14, 2020, as amended by Amendment No.1 to our Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on December 23, 2020 (together, the “2019 Form 10-K”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 10, 2020;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 5, 2020; and
•
our Current Reports on Form 8-K filed with the SEC on February 5, 2020, May 5, 2020, June 2, 2020, June 10, 2020, August 13, 2020, September 1, 2020 and November 12, 2020, except, in any such cases, the portions furnished and not filed pursuant to Item 2.02, 7.01 or 9.01 or otherwise.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (not including any information “furnished” under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than “filed,” which information is not incorporated by reference herein) prior to the termination of the offerings under this prospectus and any prospectus supplement.
The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus.
Each person, including any beneficial owner, to whom a prospectus is delivered, may obtain a copy of any of the information that has been incorporated by reference in this prospectus, without charge, by written or oral request directed to:
MercadoLibre, Inc.
Attention: Investor Relations
Pasaje Posta 4789, 6th floor
Buenos Aires, Argentina, C1430EKG
(+5411) 4640-8000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
AND MARKET DATA
Any statements made or implied in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus or any prospectus supplement, that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be evaluated as such. The words “anticipate,” “believe,” “expect,” “intend,” “plan,” “estimate,” “target,” “project,” “should,” “may,” “could,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements generally relate to information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, future economic, political and social conditions in the countries in which we operate and their possible impact on our business and the effects of future regulation and the effects of competition. Such forward-looking statements reflect, among other things, our current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting our business, all of which are subject to known and unknown risks, uncertainties and other important factors (in addition to those discussed elsewhere in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein) that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things:
•	our expectations regarding the continued growth of online commerce and Internet usage in Latin America;
•	our ability to expand our operations and adapt to rapidly changing technologies;
•	our ability to attract new customers, retain existing customers and increase revenues;
•	the impact of government and central bank regulations on our business;
•	litigation and legal liability;
•	systems interruptions or failures;
•	our ability to attract and retain qualified personnel;
•	consumer trends;
•	security breaches and illegal uses of our services;
•	competition;
•	reliance on third-party service providers;
•	enforcement of intellectual property rights;
•	seasonal fluctuations;
•	political, social and economic conditions in Latin America; and
•
the current and potential impact of COVID-19 on our net revenues, gross profit margins, operating margins and liquidity due to future disruptions in operations as well as the macroeconomic instability caused by the pandemic.

You should carefully consider the risks specified under the caption “Risk Factors” on page 8 of this prospectus, in any prospectus supplement and the documents incorporated by reference and in subsequent public statements or reports we file with the SEC, before making any investment decision with respect to our debt securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading price of our debt securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.
We caution you that the foregoing list may not contain all of the forward looking statements made in this prospectus, any accompanying prospectus supplement and the SEC filings incorporated by reference into this prospectus and any accompanying prospectus supplement.

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus we may prepare in connection with any offering contemplated hereby may contain, estimates, projections and other information concerning our industry, markets, products and services. These estimates, projections and other information may concern, among other things, our market position, size, number of unique visitors and page views compared to other online commerce platforms, the size of our markets, growth in internet penetration rates in our markets compared to internet penetration rates globally, the breadth and affordability of products and services listed on our websites compared to other online and offline venues, the cost to sellers of listing on our websites compared to other offline venues, credit card adoption and bank account penetration into Latin America, and similar matters. These estimates, projections and other information are generally based on data from third parties, which may include market research firms and trade, industry or governmental websites and publications, and may also be based on estimates and forecasts by our management. This information involves a number of assumptions, estimates, uncertainties and limitations and we have not independently verified any of the information provided by third parties. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the caption “Risk Factors” and elsewhere in this prospectus and the documents incorporated and deemed to be incorporated by reference herein. These and other factors could cause actual industry, market and other conditions to differ materially from those reflected in these estimates, projections and other information, and you should not place undue reliance on any of this information.

MERCADOLIBRE, INC.
MercadoLibre, Inc. (together with its subsidiaries “us,” “we,” “our” or the “Company”) is the largest online commerce ecosystem in Latin America.
Our platform is designed to provide users with a complete portfolio of services to facilitate commercial transactions. We are a market leader in e-commerce in each of Argentina, Brazil, Chile, Colombia, Costa Rica, Ecuador, Mexico, Peru, Uruguay and Venezuela, based on the number of unique visitors and page views. We also operate online commerce platforms in the Dominican Republic, Honduras, Nicaragua, El Salvador, Panama, Bolivia, Guatemala and Paraguay.
Through our platform, we provide buyers and sellers with a robust environment that fosters the development of a large ecommerce community in Latin America, a region with a population of over 644 million people and with one of the fastest-growing Internet penetration rates in the world. We believe that we offer technological and commercial solutions that address the distinctive cultural and geographic challenges of operating an online commerce platform in Latin America.
We offer our users an ecosystem of six integrated e-commerce services: the Mercado Libre Marketplace, the Mercado Pago FinTech platform, the Mercado Envios logistics service, the Mercado Libre Classifieds service, the Mercado Libre advertising solution and the Mercado Shops online webstores solution.
General Information
We are a Delaware corporation incorporated on October 15, 1999. Our registered office is located at 874 Walker Road, Suite C, Dover, Delaware. Our principal executive office is located at Pasaje Posta 4789, 6th floor, Buenos Aires, Argentina, C1430EKG.
The principal executive office of MercadoLibre S.R.L. (the “Argentine Guarantor”) is located at Av. Caseros 3039, 2nd. floor, Buenos Aires City, Argentina, C1264AAK.
The principal executive offices of Ibazar.com Atividades de Internet Ltda., EBazar.com.br Ltda., Mercado Envios Serviços de Logistica Ltda. and MercadoPago.com Representações Ltda. (together, the “Brazilian Guarantors” and each a “Brazilian Guarantor”) are located at Avenida das Nações Unidas, 3.003, Bonfim, Osasco, São Paulo, 06233-903.
The principal executive office of MercadoLibre Chile Ltda. (the “Chilean Guarantor”) is located at Av. Apoquindo N° 4800, Tower 2, Floor 21, Las Condes, Santiago, Chile, 7560969.
The principal executive offices of MercadoLibre, S. de R.L. de C.V. and DeRemate.com de México, S. de R.L. de C.V. (together, the “Mexican Guarantors” and each a “Mexican Guarantor”) are located at Av. Insurgentes Sur 1602, Floor 9 Col. Crédito Constructor, Ciudad de México, 03940.
The principal executive office of MercadoLibre Colombia Ltda. (the “Colombian Guarantor”) is located at Carrera 17, Number 93 - 09 Floor 3. Bogotá D.C., Colombia, 110221.
Our Internet address is www.mercadolibre.com. Our investor relations website is investor.mercadolibre.com. We make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on or connected to our website is neither part of nor incorporated into this prospectus supplement, the accompanying prospectus or any other SEC filings we make from time to time.

SUMMARIZED FINANCIAL INFORMATION – OBLIGOR GROUP
The Guaranteed Debt Securities registered hereby are the general unsecured senior obligations of MercadoLibre and will be guaranteed by the Subsidiary Guarantors fully and unconditionally on a joint and several basis. Any Subsidiary Guarantee will rank equally in right of payment with all of the Subsidiary Guarantor’s other existing and future senior unsecured debt obligations from time to time outstanding, except for statutory priorities under applicable local law.
Each Subsidiary Guarantee will be limited to the maximum amount that would not render the Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of applicable law. By virtue of this limitation, a Subsidiary Guarantor’s obligation under its Subsidiary Guarantee could be significantly less than amounts payable with respect to the Debt Securities, or a Subsidiary Guarantor may have effectively no obligation under its Subsidiary Guarantee.
Under the Indenture, the Subsidiary Guarantee of a Subsidiary Guarantor will terminate upon: (i) the sale, exchange, disposition or other transfer (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (other than to the Company or a Subsidiary) otherwise permitted by the Indenture, (ii) satisfaction of the requirements for legal or covenant defeasance or discharge of the Debt Securities, (iii) the release or discharge of the guarantee by such Subsidiary Guarantor of the Triggering Indebtedness (as defined below under “Description of Debt Securities”) or the repayment of the Triggering Indebtedness, in each case, that resulted in the obligation of such Subsidiary to become a Subsidiary Guarantor, provided that in no event shall the Subsidiary Guarantee of an Initial Subsidiary Guarantor terminate pursuant to this provision, or (iv) such Subsidiary Guarantor becoming an Excluded Subsidiary (as defined below under “Description of Debt Securities”) or ceasing to be a Subsidiary.
We are presenting the following summarized financial information for the issuer and the initial Subsidiary Guarantors (together, the “Obligor Group”) pursuant to Rule 13-01 of Regulation S-X, Guarantors and Issuers of Guaranteed Securities Registered or Being Registered. For purposes of the following summarized financial information, transactions between the Company and the Subsidiary Guarantors, presented on a combined basis, have been eliminated. Financial information for the non-guarantor subsidiaries, and any investment in a non-guarantor subsidiary by the Company or by any Subsidiary Guarantor, have been excluded. Amounts due from, due to and transactions with the non-guarantor subsidiaries and other related parties, as applicable, have been separately presented.
During the fourth quarter of 2020, the Company’s management decided to change the allocation of compensation costs among certain of our subsidiaries on a retrospective basis as of January 1, 2020. This change will affect the amounts presented as outstanding balances and transactions of the Obligor Group with the non-guarantor subsidiaries as of and for the nine-month period ended September 30, 2020. The amounts presented below do not give effect to this change, which would have reduced Net income of the Obligor Group by approximately $11-14 million for the nine-month period ended September 30, 2020. This change does not have a material effect on the Company’s consolidated financial statements because intra-group balances and transactions are eliminated for consolidation purposes.
Summarized balance sheet information for the Obligor Group as of September 30, 2020 and as of December 31, 2019 is provided in the table below:
(in millions)	September 30, 2020	December 31, 2019
Current assets(*)(**)	4,379.9	3,405.3
Non-current assets(***)	725.7	906.4
Current liabilities(****)	2,719.8	1,587.9
Non-current liabilities	868.9	864.7
(*)
Includes restricted cash and cash equivalents of $ 455.2 million and $ 29.3 million and guarantees in short-term investments of $663.6 million and $522.8 million as of September 30, 2020 and December 31, 2019, respectively.

(**)	Includes Current assets from non-guarantor subsidiaries of $84.4 million and $47.0 million as of September 30, 2020 and December 31, 2019, respectively.
(***)	Includes Non-current assets from non-guarantor subsidiaries of $51.3 million and $30.2 million as of September 30, 2020 and December 31, 2019, respectively.
(****)	Includes Current liabilities to non-guarantor subsidiaries of $58.6 million and $34.6 million as of September 30, 2020 and December 31, 2019, respectively.

Summarized statement of income information for the Obligor Group for the nine-month period ended September 30, 2020 and the year ended December 31, 2019 is provided in the table below:
(in millions)	Nine-month period ended September 30, 2020	Year ended December 31, 2019
Net revenues(*)	2,458.4	2,177.6
Gross profit(**)	1,054.1	994.2
Net income (loss)(***)	6.6	(183.1)
(*)
Includes Net revenues from transactions with non-guarantor subsidiaries of $38.6 million and $32.7 million for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, respectively.

(**)
Includes charges from transactions with non-guarantor subsidiaries of $126.3 million and $58.0 million for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, respectively.

(***)
In addition to the charges included in Gross profit, Net income (loss) includes charges from transactions with non-guarantor subsidiaries of $95.7 million and $80.4 million for the nine-month period ended September 30, 2020 and for the year ended December 31, 2019, respectively.

RISK FACTORS
Investing in our debt securities involves risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q We have also set forth below certain additional risk factors that relate specifically to securities we may offer using this prospectus.
Risks Relating to our Debt Securities and Guarantees
Exchange controls and other restrictions on the movement of capital in certain countries in Latin America may impair your ability to receive payments on the guarantees and restrict the Guarantors’ ability to make payments in U.S. dollars.
The Argentine economy has experienced balance of payment deficits and shortages in foreign exchange reserves, and the government has responded by restricting the ability of companies to convert local currencies into foreign currencies and imposing other exchange controls. These restrictive exchange control measures prevent or restrict the access of any Argentine Guarantor to purchase U.S. dollars and the ability to remit them out of the Republic of Argentina, and consequently its ability to meet its U.S. dollar obligations under the guarantees, as well as the Company’s ability to receive cash from its Argentine subsidiaries to meet its obligations. As of the date of this Prospectus, the purchase of non-Argentine currency and transfer of such funds outside of the Republic of Argentina in compliance with the Guarantor’s obligations is not permitted by the Central Bank of the Republic of Argentina.
In the future, the Argentine government may impose additional restrictions affecting the payment of obligations in foreign currency or the issuance of a judgment or order in foreign currency by an Argentine court. For more information see “Item 1A. Risk Factors—Exchange controls implemented by the Argentine Government on the acquisition of U.S. dollars and other foreign currencies could have a material adverse impact on our operations, business, financial condition and results of operations,” “—Our business, results of operations and financial condition are particularly sensitive to adverse developments in the Argentine economy,” “—Our reporting currency is the U.S. dollar but our revenues are generated in the currencies of each country where we operate. Therefore, if the U.S. dollar strengthens relative to these foreign currencies, the economic value of our revenues in U.S. dollar terms will decline,” in our 2019 Form 10-K.
In the past, other economies in Latin America have also experienced balance of payment deficits and shortages in foreign exchange reserves, and governments have imposed restrictions like those described above. Those governments may institute restrictive exchange controls in the future. Any restrictive exchange control measures could prevent or restrict the Guarantors’ access to U.S. dollars, and consequently the Guarantors’ ability to meet its U.S. dollar obligations under the guarantees, as well as the Company’s ability to receive cash from its subsidiaries to meet its obligations. For more information see “Item 1A. Risk Factors—Local currencies used in the conduct of our business are subject to depreciation, volatility and exchange controls” in our 2019 Form 10-K.
Our debt securities and the guarantees will be unsecured, so they will be effectively subordinated to any secured debt we and the Guarantors may incur.
Our debt securities will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured debt. The debt securities will be effectively junior to any secured debt to the extent of the value of the assets securing such debt in the event that we become subject to dissolution, liquidation, reorganization, bankruptcy or other similar proceedings. In that event, holders of debt securities may not be able to recover any principal or interest they are due under such debt securities.
The guarantees provided by each of the Guarantors will be senior unsecured obligations and will rank equally in right of payment with all of such Guarantor’s other existing and future senior unsecured debt, except for statutory priorities under applicable local law. The guarantees provided by each of the Guarantors will be effectively junior to any secured debt of such Guarantor to the extent of the value of the assets securing such debt in the event that such Guarantor becomes subject to dissolution, liquidation, reorganization, bankruptcy or other similar proceeding. In that event, holders of debt securities guaranteed by each of the Guarantors may not be able to recover any principal or interest they are due under the debt securities as a result of the guarantees. As of September 30, 2020, the Guarantors, taken together, had $268.8 million of secured indebtedness.

Creditors of our subsidiaries, other than the Guarantors, will have priority over the holders of our debt securities in claims to assets of our subsidiaries, other than the Guarantors.
Unless otherwise specified in the applicable prospectus supplement, the debt securities and the guarantees will only be obligations of MercadoLibre and the Guarantors, and not of any of our other subsidiaries. We conduct substantially all of our business and hold substantially all of our assets through our subsidiaries. Claims of creditors of our subsidiaries, other than the Guarantors, including trade creditors and bank and other lenders, will have priority over the holders of our debt securities in claims to assets of our subsidiaries, other than the Guarantors. Our ability to meet our obligations, including under our debt securities, will depend, in significant part, on our receipt of cash dividends, advances and other payments from our subsidiaries. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual, regulatory and other restrictions and are subject to other business considerations, including but not limited to any senior claims to which the Guarantors may be subject. In addition, creditors of a Guarantor may hold negotiable instruments or other instruments governed by local law that grant rights to attach assets at the inception of judicial proceedings in the relevant jurisdiction, which could result in priorities benefitting those creditors compared to the rights of holders of the debt securities.
Judgments of courts outside the United States in enforcement actions against the Company or the Guarantors would be payable only in local currency.
Although we are a Delaware corporation, our subsidiaries and substantially all of our assets are located outside of the United States. Any enforcement action in a court outside the United States will be subject to compliance with requirements under applicable local law, including that, in certain jurisdictions, neither the Company nor any of the Guarantors would be required to discharge their respective obligations in those countries in a currency other than the local currency. The laws of each Guarantor’s jurisdiction will prescribe the exchange rate at which obligations under each Guarantee will be converted to local currency for this purpose. In addition, the Company’s and the Guarantors’ obligations to indemnify holders against exchange losses may be unenforceable in certain of those countries, including but not limited to Colombia and Mexico.
A finding that any of the Guarantors is subject to U.S. bankruptcy laws or similar laws in other Guarantor jurisdictions and that any of the guarantees executed by it was a fraudulent conveyance could result in the relevant noteholders losing their legal claim against that Guarantor.
In the event that U.S. federal fraudulent conveyance or similar laws in other jurisdictions are applied to the guarantees, and any of the Guarantors, at the time it entered into the guarantee:
•	was or is insolvent or rendered insolvent by reason of our entry into such guarantee;
•	was or is engaged in business or transactions for which the assets remaining with the Guarantor constituted unreasonably small capital; or
•	intended to incur or incurred, or believed or believe that the Guarantor would incur, debts beyond the Guarantor’s ability to pay such debts as they mature; and
•	in each case, intended to receive or received less than the reasonably equivalent value or fair consideration therefor, then the Guarantor’s obligations under the guarantee could be avoided, or claims with respect to that agreement could be subordinated to the claims of other creditors. Among other things, a legal challenge to the guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantors as a result of the issuance of the debt securities. To the extent that the guarantee is held to be a fraudulent conveyance or unenforceable for any other reason, the holders of the debt securities would not have a claim against the Guarantor under the guarantee and would solely have a claim against the Company. The Guarantor cannot ensure that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the noteholders relating to any avoided portion of the guarantee.
The indenture governing the debt securities includes a “savings clause” intended to limit each Guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended. On at least one occasion, a U.S. bankruptcy court has found this kind of provision to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety.

Changes in our credit ratings may adversely affect your investment in the debt securities.
We currently expect that, prior to issuance, the debt securities will be rated by one or more rating agencies. The ratings of credit rating agencies are not recommendations to purchase, hold or sell securities. An explanation of the significance of such ratings may be obtained from each rating agency. There can be no assurance that credit ratings will remain in effect for any given period of time or that they will not be lowered, suspended or withdrawn entirely by the rating agencies, including if our leverage increases or our operating results deteriorate. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the debt securities.
Negative covenants in the indenture governing the debt securities will have limited effect.
The indenture governing the debt securities will contain only limited negative covenants that apply to us and our subsidiaries, including the Guarantors. These covenants will not require us or any Guarantor to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity, and will not limit our ability or the ability of our subsidiaries, including the Guarantors, to:
•	incur additional indebtedness;
•	repurchase our equity securities or make distributions to our shareholders;
•	repay indebtedness; and
•	make investments.
In light of the limited negative covenants in the debt securities, we and our subsidiaries, including the Guarantors, may incur substantial debt. In addition, the limitation on merger, consolidation and sale of all or substantially all of our of assets that will be included in the indenture may have limited effect.
The negative covenants in the indenture will not limit our ability to manage which elements of our business are conducted by the Obligor Group and which elements are conducted by the non-guarantor subsidiaries. For example, we could develop or acquire a profitable new business in non-guarantor subsidiaries, or a Guarantor could transfer a profitable business to a non-guarantor subsidiary. Similarly, a Guarantor could develop or acquire an unprofitable business. Our practices for billing inter-company services could also change to the detriment of the Obligor Group. We may also be entitled to cause a Guarantor to become a non-guarantor subsidiary, including as a result of regulatory restrictions or requirements. In any of these cases, there could be a material adverse effect on the financial performance of the Obligor Group, or on the proportion of our combined assets and liabilities, net revenues, gross profit and net income represented by the Obligor Group. See “Summarized Financial Information – Obligor Group.”
The indenture, the debt securities and the guarantees will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the debt securities.

USE OF PROCEEDS
Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of the debt securities offered hereby for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
A brief summary of some of the provisions of the debt securities and the indenture that will govern the debt securities, other than pricing and related terms, redemption rights, restrictive covenants and other specifications that will be discussed in a prospectus supplement, that would be important to holders of debt securities is set forth below. The description is qualified in its entirety by reference to an indenture (the “Indenture”) to be entered into between us and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), as amended, modified or supplemented by any supplemental indenture, under which debt securities may be issued. The following description of our debt securities is only a summary of the material terms, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read the Indenture, including any supplements, in their entirety because the Indenture, and not this description, will define your rights as a beneficial holder of debt securities. As used in this “Description of Debt Securities,” the terms “Company,” “we,” “us,” and “our” refer to MercadoLibre, Inc. and not to any of its consolidated subsidiaries.
General
We may issue an unlimited aggregate principal amount of debt securities under the Indenture. The debt securities will be our direct unsecured general obligations. We may issue debt securities that are senior or subordinated to the debt securities under the Indenture pursuant to separate indentures. The material terms of the securities or any separate indenture will be set forth in the applicable prospectus supplement.
Indenture and Trustee
Unless otherwise specified in the applicable prospectus supplement, our debt securities will be governed by the Indenture and supplemental indentures relating to particular series of debt securities. The Indenture is a contract to be entered into between us and The Bank of New York Mellon, as Trustee, registrar, paying agent and transfer agent.
The Trustee has two main roles:
•
First, the Trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations to the extent to which the Trustee acts on your behalf, described in the applicable prospectus supplement; and

•	Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.
The Indenture and its associated documents will contain the full legal text of the matters described in this section. A form of the Indenture appears as an exhibit to the registration statement of which this prospectus forms a part.
Issuance in Series
We may issue debt securities in one or more separate series. The prospectus supplement relating to an offering of a particular series of debt securities will specify the particular amounts, prices and terms of those debt securities. These terms may include:
•	the title of the series (which shall distinguish the series from all other series of debt securities);
•	any limit on the aggregate principal amount of the series that may be authenticated and delivered under the Indenture;
•
the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that debt security is registered at close of business on the record date for such interest;

•	the date or dates on which the principal of and any premium on the securities of the series is payable or the method by which such date or dates shall be determined;
•
the rate or rates (or method for establishing the rate or rates) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable (or the method for establishing such date or dates);

•	the place or places where the principal of (and premium, if any) and interest on the securities of the series shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series may be redeemed, in whole or in part, at our option;
•
our obligation, if any, to redeem or purchase the securities of the series pursuant to any sinking fund or analogous provisions or at our option or the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation or option;

•	if other than denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof, the denominations in which the securities of the series shall be issuable;
•
if other than the full principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon acceleration of maturity or the method by which such portion shall be determined;

•	if other than U.S. dollars, the currency, currencies, currency unit or currency units in which the principal of, and any premium and interest on the securities of the series shall be payable;
•
if the principal of (and premium, if any) and interest on the securities of the series are to be payable, at our election or at the election of any holder, in a currency or currencies (including composite currencies) other than that in which the securities of the series are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•
if the amounts of payments of principal (and premium, if any) and interest on the securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

•	whether the securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security or global securities;
•
any additional or different events of default that apply to the securities of the series, and any change in the right of the Trustee or the holders of such series of securities to declare the principal thereof due and payable;

•
if the securities of such series are to be guaranteed by any subsidiary guarantor or by any other guarantees on the securities of such series, if different from, or in addition to, any other guarantees by any subsidiary guarantor, an express determination to that effect;

•	any additional or different covenants or events of default that apply to the securities of the series;
•	the form of the securities of the series; and
•	any other terms of the series (which terms shall not contradict the provisions of the Indenture).
Subsidiary Guarantees
Unless otherwise specified in the applicable prospectus supplement, the obligations of the Company pursuant to the debt securities of any series will be fully and unconditionally guaranteed (a “Subsidiary Guarantee”), jointly and severally, on an unsecured basis, by MercadoLibre S.R.L., eBazar.com.br Ltda., Ibazar.com Atividades de Internet Ltda., MercadoEnvios Servicos de Logistica Ltda., MercadoPago.com Representações Ltda., DeRemate.com de México S. de R.L. de C.V., MercadoLibre, S. de R.L. de C.V., MercadoLibre Chile Ltda., MercadoLibre Colombia Ltda. (collectively, the “Initial Subsidiary Guarantors”) and any other Subsidiary (other than an Excluded Subsidiary) that becomes a guarantor in respect of Triggering Indebtedness (together with the Initial Subsidiary Guarantors, the “Subsidiary Guarantors”).
Each Subsidiary Guarantee will be limited to the maximum amount that would not render the Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of applicable law. By virtue of this limitation, a Subsidiary Guarantor’s obligation under its Subsidiary Guarantee could be significantly less than amounts payable with respect to the debt securities, or a Subsidiary Guarantor may have effectively no obligation under its Subsidiary Guarantee.
We cannot assure you that this limitation will protect the Subsidiary Guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Subsidiary Guarantees would suffice, if necessary, to pay the debt securities in full when due.

The Subsidiary Guarantee of a Subsidiary Guarantor will terminate upon:
•
the sale, exchange, disposition or other transfer (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (other than to the Company or a Subsidiary) otherwise permitted by the Indenture;

•	defeasance or discharge of the debt securities pursuant to the Indenture;
•
the release or discharge of the guarantee by such Subsidiary Guarantor of the Triggering Indebtedness or the repayment of the Triggering Indebtedness, in each case, that resulted in the obligation of such Subsidiary to become a Subsidiary Guarantor; provided that in no event shall the Subsidiary Guarantee of an Initial Subsidiary Guarantor terminate pursuant to this provision; or

•	such Subsidiary Guarantor becoming an Excluded Subsidiary or ceasing to be a Subsidiary.
If any Subsidiary (other than an Excluded Subsidiary) becomes a guarantor of Triggering Indebtedness, within 60 business days of such event, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall become a Subsidiary Guarantor on terms substantially similar to other Subsidiary Guarantees, subject to modifications as determined by the Company in good faith to take into account any legal requirements or limitations applicable to such Subsidiary Guarantor.
Other than as set forth in the immediately preceding paragraph, the Company shall have the right to designate, in its sole discretion, any Subsidiary as a Subsidiary Guarantor.
The following sets forth certain of the defined terms used in the Indenture. Reference is made to the Indenture for full disclosure of all such terms, as well as any other terms used herein for which no definition is provided.
“Excluded Subsidiary” means any Subsidiary that: (i) is not or ceases to be a Wholly Owned Subsidiary of the Company as a consequence of a third party investing in or acquiring Capital Stock of such Subsidiary for fair market value, as determined in good faith by the Company; (ii) is prohibited or restricted by applicable law or regulation from being or becoming a Subsidiary Guarantor or, if the guarantee of the debt securities would require governmental (including regulatory) consent, approval, license or authorization, or is or becomes a regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, and in each case, the Company reasonably determines that the granting or maintenance of a Subsidiary Guarantee by such Subsidiary is prohibited by, or would be unduly burdensome under, applicable laws or regulations; or (iii) in the case of any Subsidiary other than an Initial Subsidiary Guarantor, the Company reasonably determines that the granting or maintenance of a Subsidiary Guarantee by such Subsidiary would result in adverse tax consequences to the Company or any of its Subsidiaries.
“Triggering Indebtedness” means (i) any U.S. Dollar or Euro debt securities of the Company (other than the debt securities) issued in the international capital markets, or (ii) any bilateral or syndicated credit facility extended by any financial institutions to the Company that has an aggregate principal amount at any one time outstanding in excess of U.S.$100 million.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE OF DEBT SECURITIES
References to “MercadoLibre,” “us,” “we” or “our” in this section mean MercadoLibre, Inc. and do not include our subsidiaries. In this section we describe special considerations that will apply to registered debt securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.
Who Is the Legal Owner of a Registered Debt Security?
Each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the Trustee or other agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
We will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.
Under the Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not holders, of the debt securities.
Street Name Owners
In the future we may terminate a global security or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not holders, of those debt securities.
Legal Holders
Our obligations as well as the obligations of the Trustee under the Indenture and any other third parties employed by us, the Trustee or any of those agents, run only to the holders of the debt securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the Indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an Indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	whether and how you can instruct it to exchange or convert a debt security for or into other property;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you debt securities registered in your name so you can be a holder, if that is permitted in the future;
•	how it would exercise the rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the global debt securities are in book-entry form, how the depository’s rules and procedures will affect these matters.
What is a Global Security?
We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more.
Each series of debt securities will have one or more of the following as the depositaries:
•	The Depository Trust Company, New York, New York, which is known as “DTC”;
•	a financial institution holding the debt securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;
•	a financial institution holding the debt securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and
•	any other clearing system or financial institution named in the applicable prospectus supplement.
The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.
A global security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple debt securities of the same kind that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your debt securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global security will not be a holder of the debt security, but only an indirect owner of an interest in the global security.
If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who Is the Legal Owner of a Registered Debt Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;
•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the Trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the Trustee also do not supervise the depositary in any way;

•
the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will be Terminated
If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.
In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Debt Security?”.
The special situations for termination of a global security are as follows:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the Trustee that we wish to terminate that global security; or
•	in the case of a global security representing debt securities issued under the Indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.
If a global security is terminated, only the depositary, and not we or the Trustee for any debt securities is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations for Transactions in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION
We may sell debt securities from time to time in one or more transactions: (1) through underwriters or dealers; (2) directly to one or a limited number of institutional purchasers; or (3) through agents.
The securities may be distributed from time to time in one or more transactions, each of which will be described in the applicable prospectus supplement and which may include transactions:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
When we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of those securities, including (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) the price of the securities and the net proceeds to us from that sale, (iii) any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation; (iv) any discounts, commissions or concessions allowed or reallowed or paid to dealers; (v) any securities exchanges on which those debt securities may be listed; and (v) terms and conditions of the offering.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the debt securities offered thereby if any are purchased. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the debt securities and the guarantees under New York law will be passed upon for MercadoLibre by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York. The validity of the guarantees under Argentine, Brazilian, Mexican, Chilean and Colombian law will be passed upon by Marval O'Farrell Mairal, Veirano Advogados, Nader, Hayaux y Goebel, S.C., Claro & Cia. and Brigard & Urrutia Abogados SAS, respectively, as applicable to the relevant Guarantors.
EXPERTS
The Company’s consolidated financial statements as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, incorporated in this prospectus by reference from Amendment No.1 to its Form 10-K for the fiscal year ended December 31, 2019, and the effectiveness of MercadoLibre, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Deloitte & Co. S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. In their report included in the amendment to the Form 10-K, Deloitte expressed an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2019. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
Securities and Exchange Commission registration fee	**
Printing expenses	*
Expenses of the trustee and transfer agent	*
Legal fees and expenses	*
Accounting fees and expenses	*
Rating agency fees	*
Miscellaneous	*
Total	*
*	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
**	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
Item 15.	Indemnification of Directors and Officers.
Delaware General Corporation Law. Section 145 of the General Corporation Law of the State of Delaware provides as follows:
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expense proved by, or granted pursuant to, Section 145 of the Delaware General Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation and Bylaws. Our Amended and Restated Certificate of Incorporation and By-laws require the Company to indemnify the persons whom it may indemnify under Section 145 of the Delaware General Corporation Law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors, to the fullest extent permitted by Delaware law, for monetary damages for breach of fiduciary duty as a director. This provision does not affect the availability of equitable remedies such as injunctive relief or rescission. Further, such limitation of liability also does not affect a director’s standard of conduct or responsibilities under any other laws, including the Federal securities laws.
Indemnification Agreements. In addition to the provisions of our Amended and Restated Certificate of Incorporation, MercadoLibre has entered into separate indemnification agreements with the directors and officers of MercadoLibre and the Subsidiary Guarantors to indemnify such directors and officers to the fullest extent permitted by law, as such may be amended from time to time.
D&O Insurance. MercadoLibre also maintains standard directors and officers insurance to insure the directors and officers of MercadoLibre and its subsidiaries against certain liabilities (the “D&O Policy”). Such D&O Policy does not extend to the directors and officers of MercadoLibre’s subsidiaries that are formed as a partnership (which includes MercadoLibre Chile Ltda.).

Item 16.	Exhibits.
Exhibit Number	Description
1.1	Underwriting Agreement*

4.1	Form of Indenture

4.2	Form of debt security (included in Exhibit 4.1)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, as to the validity of debt securities and guarantees

5.2	Opinion of Marval O'Farrell Mairal as to the validity of guarantees under Argentine law

5.3	Opinion of Veirano Advogados as to the validity of guarantees under Brazilian law

5.4	Opinion of Nader, Hayaux y Goebel, S.C. as to the validity of guarantees under Mexican law

5.5	Opinion of Claro & Cia. as to the validity of guarantees under Chilean law

5.6	Opinion of Brigard & Urrutia Abogados SAS as to the validity of guarantees under Colombian law

22.1	List of Subsidiary Guarantors

23.1	Consent of Deloitte & Co. S.A.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in opinion filed as Exhibit 5.1)

23.3	Consent of Marval O'Farrell Mairal (included in opinion filed as Exhibit 5.2)

23.4	Consent of Veirano Advogados (included in opinion filed as Exhibit 5.3)

23.5	Consent of Nader, Hayaux y Goebel, S.C. (included in opinion filed as Exhibit 5.4)

23.6	Consent of Claro & Cia. (included in opinion filed as Exhibit 5.5)

23.7	Consent of Brigard & Urrutia Abogados SAS (included in opinion filed as Exhibit 5.6)

24.1	Power of attorney — MercadoLibre, Inc.

24.2	Power of attorney — MercadoLibre S.R.L.

24.3	Power of attorney — Ibazar.com Atividades de Internet Ltda.

24.4	Power of attorney — EBazar.com.br Ltda.

24.5	Power of attorney — Mercado Envios Serviços de Logistica Ltda.

24.6	Power of attorney — MercadoPago.com Representações Ltda.

24.7	Power of attorney — MercadoLibre Chile Ltda.

24.8	Power of attorney — MercadoLibre, S. de R.L. de C.V.

Exhibit Number	Description
24.9	Power of attorney — DeRemate.com de México, S. de R.L. de C.V.

24.10	Power of attorney — MercadoLibre Colombia Ltda.

25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, under the Indenture (to be filed in accordance with the Trust Indenture Act of 1939, as amended)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.
Item 17.	Undertakings
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
The undersigned Registrant hereby undertakes, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES OF MERCADOLIBRE, INC.
Pursuant to the requirements of the Securities Act of 1933, MercadoLibre, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
MERCADOLIBRE, INC.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following persons in the capacities indicated below:
Signature	Title	Date
*
Marcos Galperin	Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2020.

/S/ PEDRO ARNT
Pedro Arnt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 30, 2020.

*
Mario Vazquez	Director	December 30, 2020.

*
Susan Segal	Director	December 30, 2020.

*
Nicolás Aguzin	Director	December 30, 2020.

*
Nicolás Galperin	Director	December 30, 2020.

*
Emiliano Calemzuk	Director	December 30, 2020.

*
Meyer Malka	Director	December 30, 2020.

*
Roberto Balls Sallouti	Director	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF MERCADOLIBRE S.R.L.
Pursuant to the requirements of the Securities Act of 1933, MercadoLibre S.R.L. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
MERCADOLIBRE S.R.L.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following persons in the capacities indicated below:
Signature	Title	Date
*
Stelleo Passos Tolda	President	December 30, 2020.

*
Juan Martin de la Serna	Vice-president	December 30, 2020.

*
Daniel Rabinovich	Manager	December 30, 2020.

*
Marcelo Daniel Melamud	Manager	December 30, 2020.

*
Martín Ramón Lawson	Manager	December 30, 2020.

*
Hernán Jacobo Cohen Imach	Manager	December 30, 2020.

*
Ramiro Javier Cormenzana	Manager	December 30, 2020.

*
Sebastián Luis Fernández Silva	Manager	December 30, 2020.

*
Gerardo Loureiro	Manager	December 30, 2020.

*
Ariel Szarfsztejn	Manager	December 30, 2020.

*
Germán Spataro	Manager	December 30, 2020.

Signature	Title	Date
*
Guillermo Schmiegelow	Manager	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF IBAZAR.COM ATIVIDADES DE INTERNET LTDA.
Pursuant to the requirements of the Securities Act of 1933, Ibazar.com Atividades de Internet Ltda. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
IBAZAR.COM ATIVIDADES DE INTERNET LTDA.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following person in the capacity indicated below:
Signature	Title	Date
*
Ricardo Lagreca	Administrator	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF EBAZAR.COM.BR LTDA.
Pursuant to the requirements of the Securities Act of 1933, EBazar.com.br Ltda. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
EBAZAR.COM.BR LTDA.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following person in the capacity indicated below:
Signature	Title	Date
*
Ricardo Lagreca	Administrator	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF MERCADO ENVIOS SERVICOS DE LOGISTICA LTDA.
Pursuant to the requirements of the Securities Act of 1933, the Mercado Envios Serviços de Logistica Ltda. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
MERCADO ENVIOS SERVICOS DE LOGISTICA LTDA.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following person in the capacity indicated below:
Signature	Title	Date
*
Ricardo Lagreca	Administrator	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF MERCADOPAGO.COM REPRESENTAÇÕES LTDA.
Pursuant to the requirements of the Securities Act of 1933, the MercadoPago.com Representações Ltda. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
MERCADOPAGO.COM REPRESENTAÇÕES LTDA.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following persons in the capacities indicated below:
Signature	Title	Date
*
Túlio Xavier de Oliveira	Administrator	December 30, 2020.

*
Ricardo Lagreca Siqueira	Administrator	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF MERCADOLIBRE CHILE LTDA.
Pursuant to the requirements of the Securities Act of 1933, MercadoLibre Chile Ltda. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and MercadoLibre, Inc., as managing partner of MercadoLibre Chile Ltda., has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
MERCADOLIBRE CHILE LTDA.

By:	MERCADOLIBRE, INC., MANAGING PARTNER

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following persons in the capacities indicated below in respect of MercadoLibre, Inc.:
Signature	Title	Date
*
Marcos Galperin	Director	December 30, 2020.

*
Emiliano Calemzuk	Director	December 30, 2020.

*
Nicolás Galperin	Director	December 30, 2020.

*
Susan Segal	Director	December 30, 2020.

*
Meyer Malka	Director	December 30, 2020.

*
Nicolas Aguzin	Director	December 30, 2020.

*
Mario Vazquez	Director	December 30, 2020.

*
Roberto Balls Sallouti	Director	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF MERCADOLIBRE, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, MercadoLibre, S. de R.L. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
MERCADOLIBRE, S. DE R.L. DE C.V.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following person in the capacity indicated below:
Signature	Title	Date
*
Roberto Hiriart Madrazo	Manager	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF DEREMATE.COM DE MÉXICO, S. DE R.L. DE C.V.
Pursuant to the requirements of the Securities Act of 1933, DeRemate.com de México, S. de R.L. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
DEREMATE.COM DE MÉXICO, S. DE R.L. DE C.V.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following person in the capacity indicated below:
Signature	Title	Date
*
David Geisen	Manager	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

SIGNATURES OF MERCADOLIBRE COLOMBIA LTDA.
Pursuant to the requirements of the Securities Act of 1933, MercadoLibre Colombia Ltda. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jose Ignacio, Maldonado Department, Uruguay, on December 30, 2020.
MERCADOLIBRE COLOMBIA LTDA.

By:	/S/ PEDRO ARNT
Name:	Pedro Arnt
Title:	Attorney-in-Fact
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below, effective as of December 30, 2020, by the following person in the capacity indicated below:
Signature	Title	Date
*
Diana Paola Sáenz Chaparro	Alternate Legal Representative	December 30, 2020.
*By:	/s/ PEDRO ARNT
Pedro Arnt Attorney-in-Fact

Signature of Authorized Representative of the Additional Registrants
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of each of MercadoLibre S.R.L., Ibazar.com Atividades de Internet Ltda., eBazar.com.br Ltda., Mercado Envios Serviços de Logistica Ltda., MercadoPago.com Representações Ltda., MercadoLibre Chile Ltda., MercadoLibre, S. de R.L. de C.V., DeRemate.com de México, S. de R.L. de C.V. and MercadoLibre Colombia Ltda., has signed this registration statement in the City of Newark, State of Delaware, on December 30, 2020.
Signature	Title
/S/ DONALD J. PUGLISI
Donald J. Puglisi	Authorized Representative in the United States